UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amended Current Report on Form 8-K/A (this "Amended Form 8-K") amends the Current Report on Form 8-K filed by Phunware, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") on July 17, 2025 (the "Original Form 8-K") and the Current Report on Form 8-K/A filed by the Company with the SEC on January 21, 2026. This Amended Form 8-K is being filed to disclose the execution of Amendment No. 2 to Confidential Executive Employment Agreement by and between the Company and Jeremy Krol.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Original Form 8-K, Jeremy Krol was appointed to serve as the Company’s Interim Chief Executive Officer. In connection therewith, the Company and Mr. Krol entered into a Confidential Executive Employment Agreement dated July 14, 2025 (the “Employment Agreement”), pursuant to which Mr. Krol agreed to serve as Interim Chief Executive Officer of the Company. The Employment Agreement had an initial term of six months, unless earlier terminated as provided by the Employment Agreement, and could be renewed at the discretion of the board of directors of the Company (the “Board”) for successive thirty (30) day periods. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

The Company and Mr. Krol executed Amendment No. 1 to Confidential Executive Employment Agreement dated as of January 14, 2026 (the “Employment Agreement Amendment”), pursuant to which the initial term of the Employment Agreement was extended to April 15, 2026 by amending and restating the first sentence of Section 1.2 of the Employment Agreement to read as follows: “The initial term of Executive’s employment under this Agreement shall be the period commencing on the Effective Date to and including April 15, 2026, unless earlier terminated as provided herein.” The terms of the Employment Agreement otherwise remain in full force and effect as further described in the Original Form 8-K.

Furthermore, the Company and Mr. Krol executed Amendment No. 2 to the Confidential Executive Employment Agreement dated as of April 14, 2026 (the "Second Employment Agreement Amendment"), pursuant to which the initial term of the Employment Agreement was further extended to May 15, 2026 by amending and restating the first sentence of Section 1.2 of the Employment Agreement to read as follows: "The initial term of Executive’s employment under this Agreement shall be the period commencing on the Effective Date to and including May 15, 2026, unless earlier terminated as provided herein.” The terms of the Employment Agreement otherwise remain in full force and effect as further described in the Original Form 8-K.

The foregoing is only a summary of the material terms of the Employment Agreement, as amended by the Second Employment Agreement Amendment, and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Employment Agreement, which was filed as Exhibit 10.2 to the Original Form 8-K, and the Second Employment Agreement Amendment, which is filed as Exhibit 10.1 to this Amended Form 8-K, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Confidential Executive Employment Agreement by and between Phunware, Inc. and Jeremy Krol dated April 14, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	April 20, 2026	By:	/s/ Jeremy Krol
Jeremy Krol Interim Chief Executive Officer